Exhibit 15.2

[Levy Cohen and Co. Letterhead]

CONSENT OF INDEPENDENT AUDITORS

OF

Hermes Logistics Technologies Limited

Dear Sirs,

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated February 6, 2014, with respect to the financial statements of Hermes Logistics Technologies as of December 31, 2013, which report appears in Amendment No. 1 to the annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2013.

Yours sincerely,
LEVY COHEN & CO.
/s/ Levy Cohen and Co.

Registered Auditors and certified public accountants

37 Broadhurst Gardens

London

NW6 3QT

31 December 2014